SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          October 31, 2003

POPULAR, INC.

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	NO. 0-13818	NO. 66-0416582

(State or other jurisdiction of incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

209 MUÑOZ RIVERA AVENUE
HATO REY, PUERTO RICO	00918

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (787) 765-9800

(Former name or former address, if changed since last report)

Item 5.  Other Events and Required FD Disclosure

      On October 31, 2003, Popular, Inc. (the “Corporation”) completed the public offering of 12,000,000 6.70% Cumulative Monthly Income Trust Preferred Securities (the “Preferred Securities”) of Popular Capital Trust I, a subsidiary of the Corporation (the “Trust”), at $25 per Preferred Security. Each Preferred Security will pay cumulative cash distributions at an annual rate of 6.70%, payable monthly commencing December 1, 2003. The Preferred Securities are fully and unconditionally guaranteed (to the extent described in the prospectus supplement included in the registration statement described below) by the Corporation. In connection with the issuance of the Preferred Securities, the Corporation issued an aggregate principal amount of $309,279,000 of its 6.70% Junior Subordinated Debentures, Series A, due November 1, 2033 (the “Debentures”) to the Trust. The Preferred Securities and the Debentures were issued pursuant to the shelf registration statement on Form S-3 (Registration Statement Nos. 333-108559 and 333-108559-04) of the Corporation and the Trust.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

1	Underwriting Agreement, dated as of October 27, 2003, among the Corporation, the Trust and Popular Securities, Inc., as representative of the several underwriters named therein.

4.1	Amended and Restated Declaration of Trust and Trust Agreement, dated as of October 31, 2003, among the Corporation, Bank One Trust Company, N.A., Bank One Delaware, Inc., the Administrative Trustees named therein and the holders from time to time, of the undivided beneficial ownership interests in the assets of the Trust.

4.2	Indenture, dated as of October 31, 2003, between the Corporation and Bank One Trust Company, N.A.

4.3	First Supplemental Indenture, dated as of October 31, 2003, between the Corporation and Bank One Trust Company, N.A.

4.4	Guarantee Agreement, dated as of October 31, 2003, between the Corporation and Bank One Trust Company, N.A.

4.5	Global Capital Securities Certificate

4.6	Certificate of Junior Subordinated Debenture

8	Opinion of Pietrantoni Méndez & Alvarez LLP regarding tax matters

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: November 3, 2003	By:	/s/ Richard Barrios

	Name: Title:	Richard Barrios Senior Vice President and Treasurer